UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 29, 2003

                            Denny's Corporation
                            -------------------
            (Exact name of registrant as specified in its charter)

 Delaware                        0-18051                       13-3487402
 --------                        -------                       ----------
(State or other              (Commission File                 (IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-9966
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


      ----------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

                Exhibit 99.1 -- Press release issued by Denny's Corporation on October 29, 2003.

Item 12. Results of Operations and Financial Condition

On October 29, 2003, Denny's Corporation issued a press release announcing financial results for the quarter ended September 24, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  October 29, 2003                          /s/ Andrew F. Green
                                                 -------------------
                                                 Andrew F. Green
                                                 Senior Vice President
                                                 and Chief Financial Officer

                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


                DENNY'S CORPORATION REPORTS THIRD QUARTER RESULTS

         SPARTANBURG, S.C., October 29, 2003 -- Denny's Corporation (OTCBB:
DNYY) today reported results for its third quarter ended September 24, 2003. Highlights included:

o Same-store sales for the third quarter declined 1.2% at company units and 1.7% at franchised units.
o Denny's ended the quarter with 562 company units, down 15 from last year, and 1,084 franchised and licensed units, down 25 from last year.
o        Total operating revenue declined 3.4% to $238 million for the quarter.
o Operating income of $12.9 million declined $6.0 million for the quarter, down from 7.6% of revenue last year to 5.4% this year.
o Net loss for the quarter was $6.3 million, or $0.15 per common share, compared with last year's net income of $56.1 million, or $1.39 per common share.
o Last year's net income included a $56.6 million gain on disposal of the Company's FRD Acquisition Co. subsidiary.
o At quarter end, Denny's had $63.0 million drawn under its credit facility and $38.2 million in letters of credit, leaving net availability of $23.8 million.
o Subsequent to quarter end, Denny's amended and restated its credit facility to include a new $40 million term loan, thus enhancing its current liquidity position.

         Commenting on Denny's results for the third quarter of 2003, Nelson J. Marchioli, president and chief executive officer, said, "Our same-store sales and customer traffic improved considerably during the third quarter as sales recovered from down 4.9% in July to a positive 1.8% in September. We went back on air in August with a $4.99 value breakfast message after operating without media support in the month of July. This promotion capitalized on two core strengths of the Denny's brand -- breakfast and value -- and helped us deliver seven straight weeks of positive same-store sales to close the quarter. While this media campaign focused on traditional breakfast items, much of the sales improvement came during our lunch and dinner dayparts. I believe the attractive price point, combined with an abundance of flavorful food, presents an excellent value that has been well received by our customers.

         "On the margin front, we continue to experience cost pressures which have contributed to declining margins this year. Our operating margins have been burdened by significantly higher commodity costs, especially pork and beef. In addition, payroll and benefits costs remain higher year over year; however, we were able to improve our labor efficiency as compared with the previous three quarters. To help counteract these cost increases, we expect to raise menu prices by approximately 2% in the fourth quarter.

         "Though we are disappointed with our results earlier this year, we are pleased with our recent sales improvement and are encouraged that these trends have continued into the fourth quarter. While we have successfully raised our average check by promoting higher priced menu items, ultimately we must continue to drive guest traffic increases in order to reach our long-term profitability goals," Marchioli concluded.

Third Quarter Results

         Denny's reported total operating revenue of $238.4 million for the third quarter, down $8.5 million from the prior year quarter. Company restaurant sales declined $7.9 million to $215.6 million, due primarily to 15 fewer company units. Franchise revenue decreased $0.5 million to $22.8 million, resulting from 25 fewer franchised and licensed restaurants.

         During the third quarter, company restaurant operating margin decreased by 3.1 percentage points to 11.4% of company sales compared with 14.5% of sales last year. The largest contributor to the margin decline was a 2.6 percentage point increase in product costs due primarily to higher commodity costs and menu mix shifts. Payroll and benefits costs accounted for 0.7 percentage points of the margin decline, as a result of our decision to increase the number of managers in our restaurants as well as from higher wage rates, health insurance and workers compensation costs.

         Operating income for the quarter decreased $6.0 million to $12.9 million compared with $18.9 million last year, reflecting the lower revenue and reduced operating margins. Operating income this quarter benefited from a $5.5 million reduction in depreciation and amortization expense. In January 1998, certain assets were revalued and assigned a five-year life as a result of the predecessor company's reorganization. Those assets became fully amortized in January 2003, resulting in lower depreciation and amortization expense in 2003. In addition, operating income in the third quarter was impacted by a $1.2 million increase in general and administrative expenses.

         For the third quarter, Denny's reported a net loss of $6.3 million, or $0.15 per diluted common share, compared with last year's third quarter net income of $56.1 million, or $1.39 per diluted common share. Last year's third quarter included the divestiture of the Company's FRD Acquisition Co. subsidiary which resulted in a gain on disposal of discontinued operations of $56.6 million.

Revolving Credit Facility

         At the end of the third quarter, Denny's $125 million credit facility had outstanding revolver advances of $63.0 million compared with $49.9 million outstanding on June 25, 2003. Outstanding letters of credit were $38.2 million, leaving a net availability of $23.8 million at the end of the third quarter.

         On September 26, 2003, and subsequent to quarter end, Denny's amended and restated its $125 million revolving credit facility to include a new $40 million term loan, thereby increasing the aggregate commitments to $165 million. Denny's applied the $40 million term loan proceeds to pay down outstanding revolving loans thus enhancing its current liquidity position. Effective September 30, commitments under the revolving portion of the credit facility were reduced to $123 million as scheduled in the credit agreement. As of today, the credit facility consists of outstanding term loans of $40 million, outstanding letters of credit of $38 million, and outstanding revolver advances of $20 million, leaving a net availability of $65 million.

Further Information

         Denny's will host its quarterly conference call for investors and analysts today, Wednesday, October 29, 2003 at 1:00 p.m. EST. Interested parties are invited to join a live, listen only broadcast of the conference call. The call may be accessed through our website at www.dennys.com. On the front page of the website, follow the link to "About Us;" then follow the link to "Investor Info;" and then select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for at least 30 days.

         Denny's expects to report same-store sales for the four-week period ending October 22, on Friday, October 31, 2003.

         Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees and licensees 1,646 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.

         Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 25, 2002 (and in the Company's subsequent quarterly reports on Form 10-Q).

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                              Quarter Ended              Quarter Ended
(In thousands, except per share amounts)                         9/24/03                    9/25/02
                                                            ---------------            --------------
Revenue:
  Company restaurant sales                                 $      215,573             $      223,499
  Franchise and license revenue                                    22,817                     23,355
                                                             ---------------            --------------
    Total operating revenue                                       238,390                    246,854
                                                             ---------------            --------------
Costs of company restaurant sales                                 190,945                    190,991
Costs of franchise and license revenue                              6,801                      7,349
General and administrative expenses                                11,982                     10,804
Depreciation and amortization                                      15,254                     20,734
Restructuring charges and exit costs                                   70                         --
Impairment charges                                                  1,190                        465
Gains on disposition of assets and other, net                        (778)                    (2,372)
                                                             ---------------            --------------
    Total operating costs and expenses                            225,464                    227,971
                                                             ---------------            --------------
Operating income                                                   12,926                     18,883
                                                             ---------------            --------------
Other expenses:
  Interest expense, net                                            18,990                     18,980
  Other nonoperating (income) expense, net                            (57)                        28
                                                             ---------------            --------------
    Total other expenses, net                                      18,933                     19,008
                                                             ---------------            --------------
Loss before income taxes                                           (6,007)                      (125)
Provision for income taxes                                            266                        303
                                                             ---------------            --------------
Loss from continuing operations                                    (6,273)                      (428)
Gain on disposal of discontinued operations                            --                     56,562
                                                             ---------------            --------------
Net income (loss)                                          $       (6,273)            $       56,134
                                                             ===============            ==============

Basic and diluted net income (loss) per share:
  Loss on continuing operations                            $        (0.15)            $        (0.01)
  Gain on disposal of discontinued operations                          --                       1.40
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.15)            $         1.39
                                                             ===============            ==============

Basic and diluted weighted average shares outstanding              40,743                     40,280
                                                             ===============            ==============

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                 Three                      Three
                                                             Quarters Ended             Quarters Ended
(In thousands, except per share amounts)                        9/24/03                    9/25/02
                                                             ---------------            --------------

Revenue:
  Company restaurant sales                                 $      623,474             $      653,185
  Franchise and license revenue                                    65,817                     68,470
                                                             ---------------            --------------
    Total operating revenue                                       689,291                    721,655
                                                             ---------------            --------------
Costs of company restaurant sales                                 554,601                    553,079
Costs of franchise and license revenue                             20,071                     21,970
General and administrative expenses                                38,229                     39,015
Depreciation and amortization                                      43,931                     62,292
Restructuring charges and exit costs                                 (866)                     3,079
Impairment charges                                                  1,889                        962
Gains on disposition of assets and other, net                      (5,647)                    (5,952)
                                                             ---------------            --------------
    Total operating costs and expenses                            652,208                    674,445
                                                             ---------------            --------------
Operating income                                                   37,083                     47,210
                                                             ---------------            --------------
Other expenses:
  Interest expense, net                                            57,196                     57,187
  Gains on exchanges of debt and other, net                          (177)                   (19,243)
                                                             ---------------            --------------
    Total other expenses, net                                      57,019                     37,944
                                                             ---------------            --------------

Income (loss) before income taxes                                 (19,936)                     9,266
Provision for (benefit from) income taxes                             796                     (1,834)
                                                             ---------------            --------------
Income (loss) from continuing operations                          (20,732)                    11,100
Gain on disposal of discontinued operations                            --                     56,562
                                                             ---------------            --------------
Net income (loss)                                          $      (20,732)            $       67,662
                                                             ===============            ==============

Basic income (loss) per share:
  Income (loss) from continuing operations                 $        (0.51)            $         0.28
  Gain on disposal of discontinued operations                          --                       1.40
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.51)            $         1.68
                                                             ===============            ==============

Diluted income (loss) per share:
  Income (loss) from continuing operations                 $        (0.51)            $         0.27
  Gain on disposal of discontinued operations                          --                       1.40
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.51)            $         1.67
                                                             ===============            ==============

Weighted average shares outstanding:
  Basic                                                            40,666                     40,264
                                                             ===============            ==============
  Diluted                                                          40,666                     40,484
                                                             ===============            ==============


                               DENNY'S CORPORATION
                      Condensed Consolidated Balance Sheet
                                   (Unaudited)

(In thousands)                                                       9/24/03                12/25/02
                                                                 -----------------      -----------------
ASSETS
Current Assets
  Cash and cash equivalents                                    $        3,801         $         5,717
  Other                                                                26,480                  28,024
                                                                 -----------------      -----------------
                                                                       30,281                  33,741
                                                                 -----------------      -----------------

Property, net                                                         302,002                 324,725
Goodwill                                                               50,404                  50,073
Intangible assets, net                                                 86,163                  92,257
Other assets                                                           44,042                  50,695
                                                                 -----------------      -----------------
     Total Assets                                              $      512,892         $       551,491
                                                                 =================      =================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Current maturities of notes and debentures                   $          601         $           554
  Current maturities of capital lease obligations                       3,417                   3,886
  Accounts payable and other accrued liabilities                      117,652                 148,363
                                                                 -----------------      -----------------
                                                                      121,670                 152,803
                                                                 -----------------      -----------------
Long-Term Liabilities
  Notes and debentures, less current maturities                       574,994                 560,359
  Capital lease obligations, less current maturities                   29,638                  31,177
  Other                                                                85,896                  86,043
                                                                 -----------------      -----------------
                                                                      690,528                 677,579
                                                                 -----------------      -----------------
     Total Liabilities                                                812,198                 830,382
     Total Shareholders' Deficit                                     (299,306)               (278,891)
                                                                 -----------------      -----------------
     Total Liabilities and Shareholders' Deficit               $      512,892         $       551,491
                                                                 =================      =================


                               DENNY'S CORPORATION
                           Quarterly Operating Margins
                                   (Unaudited)

                                                                     Quarter Ended
(In millions)                                             9/24/03                     9/25/02
                                                    ---------------------       ---------------------
Total operating revenue (1)                       $    238.4     100.0%       $     246.9   100.0%

Company restaurant operations: (2)
   Company restaurant sales                            215.6     100.0%             223.5   100.0%
   Costs of company restaurant sales:
      Product costs                                     56.2      26.1%              52.6    23.5%
      Payroll and benefits                              91.1      42.3%              92.9    41.6%
      Occupancy                                         12.3       5.7%              12.4     5.5%
      Other operating costs:
         Utilities                                      10.2       4.7%               9.8     4.4%
         Repairs and maintenance                         4.9       2.3%               5.2     2.3%
         Marketing                                       7.8       3.6%               9.0     4.0%
         Other                                           8.4       3.9%               9.1     4.1%
                                                    ---------------------       ---------------------
   Total costs of company restaurant sales             190.9      88.6%             191.0    85.5%
                                                    ---------------------       ---------------------
   Company restaurant operating margin            $     24.6      11.4%       $      32.5    14.5%
                                                    ---------------------       ---------------------

Franchise operations: (3)
   Franchise and license revenue                        22.8     100.0%              23.3   100.0%
   Costs of franchise and license revenue                6.8      29.8%               7.3    31.5%
                                                    ---------------------       ---------------------
   Franchise operating margin                     $     16.0      70.2%       $      16.0    68.5%
                                                    ---------------------       ---------------------

Total operating margin (1)                        $     40.6      17.0%       $      48.5    19.7%

Other operating expenses: (1) (4)
   General and administrative expenses                  12.0       5.0%              10.8     4.4%
   Depreciation and amortization                        15.3       6.4%              20.7     8.4%
   Restructuring, exit costs and impairment              1.3       0.5%               0.5     0.2%
   Gains on disposition of assets and other, net        (0.8)     (0.3%)             (2.4)   (1.0%)
                                                    ---------------------       ---------------------

   Total other operating expenses                 $     27.7      11.6%       $      29.6    12.0%
                                                    ---------------------       ---------------------

Operating income (1)                              $     12.9       5.4%       $      18.9     7.6%


  (1) As a percentage of total operating revenue
  (2) As a percentage of company restaurant sales
  (3) As a percentage of franchise and license revenue
  (4) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.

                               DENNY'S CORPORATION
                              EBITDA Reconciliation
                                   (Unaudited)


                                                      Quarter             Quarter           Three Quarters     Three Quarters
                                                       Ended               Ended                 Ended              Ended
(in millions)                                         9/24/03             9/25/02               9/24/03            9/25/02
                                                   ---------------    ----------------      ----------------   ----------------
Net income (loss) from continuing operations     $          (6.3)   $          (0.4)      $        (20.7)    $         11.1

Provision for (benefit from) income taxes                    0.3                0.3                  0.8               (1.8)
Interest expense, net                                       19.0               19.0                 57.2               57.2
Depreciation and amortization                               15.3               20.7                 43.9               62.3

                                                   ---------------    ----------------      ----------------   ----------------
EBITDA (1) (2)                                   $          28.2    $          39.6       $         81.2     $        128.7
                                                   ===============    ================      ================   ================


(1) Following SEC guidance, we changed our definition of EBITDA in the second quarter of 2003. Amounts previously reported for EBITDA have been reclassified to conform to the current presentation.
(2) We believe that, in addition to other financial measures, EBITDA is an appropriate indicator to assist in the evaluation of our operating performance because it provides additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. However, EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America.



Other financial data: (3)

Restructuring charges and exit costs             $           0.1  $             0.0       $         (0.9)    $          3.1
Impairment charges                                           1.2                0.5                  1.9                1.0
Gains on disposition of assets and other, net               (0.8)              (2.4)                (5.6)              (6.0)
Gains on exchanges of debt and other, net (4)               (0.1)               0.0                 (0.2)             (19.2)


(3)      The line items in this section are components of both net income and EBITDA as shown above.
(4)      The third quarter year-to-date results in 2002 included a $19.2 million gain attributable to the senior note debt exchange completed in April 2002.


                               DENNY'S CORPORATION
                                Statistical Data
                                   (Unaudited)

                                               Quarter                             Three Quarters
Same-Store Sales                                Ended                                   Ended
(increase/(decrease) vs. prior year)           9/24/03                                 9/24/03
                                            ---------------                        ----------------
Company-Owned Same-Store Sales                   (1.2%)                                  (0.8%)
   Guest Check Average                            4.5%                                    3.6%
   Guest Counts                                  (5.4%)                                  (4.2%)
Franchised Same-Store Sales                      (1.7%)                                  (1.8%)


                                               Quarter           Quarter           Three Quarters     Three Quarters
Aggregate Unit Sales                            Ended             Ended                 Ended              Ended
($ in millions)                                9/24/03           9/25/02               9/24/03            9/25/02
                                            ---------------   ---------------      ----------------   ----------------
   Sales at Company-Owned Units           $       215.6     $        223.5       $        623.5     $        653.2
   Sales at Franchised Units              $       353.5     $        363.5       $      1,017.2     $      1,038.3



                                               Quarter           Quarter           Three Quarters     Three Quarters
Average Unit Sales                              Ended             Ended                 Ended              Ended
($ in thousands)                               9/24/03           9/25/02               9/24/03            9/25/02
                                            ---------------   ---------------      ----------------   ----------------

   Company-Owned                          $       384.5     $        385.5       $      1,111.5     $      1,100.0
   Franchised                             $       315.8     $        322.8       $        908.9     $        920.0



Restaurant Units                               Company          Franchised            Licensed             Total
                                            ---------------   ---------------      ----------------   ----------------

Ending Units 9/25/02                              577              1,095                   14              1,686

   Units Opened/Acquired                            1                 23                    1                 25
   Units Reacquired                                 1                 (1)                   0                  0
   Units Refranchised                              (1)                 1                    0                  0
   Units Closed                                   (16)               (49)                   0                (65)
                                            ---------------   ---------------      ----------------   ----------------
      Net Change                                  (15)               (26)                   1                (40)

Ending Units 9/24/03                              562              1,069                   15              1,646


                                                                  ###